EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Amendment No. 1 to Form S-1 of our report dated May 10, 2011 with respect to the consolidated financial statements of Bioheart, Inc., which appears in the index to this Registration Statement on Form S-1. We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ RBSM LLP

New York, New York

February 8, 2012

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